EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     PEM International, Ltd., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

     PEM International (Singapore) Pte Ltd., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

     PEM Management, Inc., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

     PEM Investments, Inc., incorporated under the laws of the State of Delaware, is 100% owned by the Registrant.

     PEM World Sales, Ltd., incorporated under the laws of Bermuda, is 100% owned by the Registrant.

     Arconix Group, Inc., incorporated under the laws of Delaware, is 100% owned by the Registrant.


                     INDIRECT SUBSIDIARIES OF THE REGISTRANT

     Arconix/Singapore Pte Ltd., incorporated under the laws of Delaware, is 100% owned by Arconix Group, Inc.

     Arconix/U.K. Ltd., incorporated under the laws of Delaware, is 100% owned by Arconix Group, Inc.